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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 5, 1998



                        EMMIS BROADCASTING CORPORATION
            (Exact name of registrant as specified in its charter)


          Indiana                      0-23264                35-1542018
  (State or jurisdiction of          (Commission            (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)


 950 North Meridian Street, Suite 1200
        Indianapolis, Indiana                                  46204
(Address of principal executive offices)                     (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (317) 266-0100


                                Not applicable
         (Former name or former address, if changed since last report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On June 5, 1998, Emmis Broadcasting Corporation (the "Company") acquired through subsidiaries substantially all of the assets of radio station WQCD-FM in New York City from Tribune New York Radio, Inc. (the "Seller"). Starting in July 1997 and until the purchase of the station was completed, the Company operated the station pursuant to a time brokerage agreement under which the Company paid the Seller a monthly fee of approximately $700,000. As a result, the operating results of WQCD-FM were included in the Company's operating results beginning July 1, 1997. Under the acquisition agreement, the Seller had the option to require the Company to purchase the station, which it exercised in December 1997. The Seller also exercised its right under the agreement to require the Company to purchase certain television stations which were transferred by the Company to the Seller in exchange for the assets of WQCD-FM. The purchase price for the acquisition was approximately $141 million after adjustments. The Company obtained the funds for the acquisition from a loan made in the ordinary course of business by a group of banks, as defined by Section 3(a)(6) of the Securities Exchange Act of 1934, pursuant to the Company's existing credit agreement, a copy of which is on file with the Commission and which contains a list of such banks. Prior to the acquisition, the equipment acquired by the Company was used by the Seller in the operation of its radio broadcasting business in New York City, and the Company intends to continue to use such equipment in the operation of its radio broadcasting business in New York City.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS OF BUSINESSES TO BE ACQUIRED:

Audited financial statements for Tribune New York Radio, Inc. at and for the years ended December 28, 1997 and December 29, 1996, and unaudited financial statements for Tribune New York Radio, Inc. at and for the three months ended March 29, 1998 and for the three months ended March 30, 1997 are incorporated by reference from the Company's Current Report on Form 8-K filed May 7, 1998.

Unaudited Pro Forma Condensed Consolidated Balance Sheet of Emmis Broadcasting Corporation and Subsidiaries as of February 28, 1998.

Unaudited Pro Forma Condensed Consolidated Statement of Operations of Emmis Broadcasting Corporation and Subsidiaries for the Year Ended February 28, 1998.


EXHIBITS:

Exhibit
Number      Exhibit
-------     -------

  10 Option Agreement (WQCD-FM, New York, New York) dated May 15, 1997 and Time Brokerage Agreement (WQCD-FM, New York, New York) dated May 15, 1997, incorporated by reference to Exhibits 10.2 and 10.3, respectively, to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1997.
                               -2-

             Emmis Broadcasting Corporation and Subsidiaries
       Unaudited Pro Forma Condensed Condolidated Financial Information

    The accompanying financial information presents the condensed consolidated balance sheet of Emmis Broadcasting Corporation and Subsidiaries ("Emmis") as of February 28, 1998 and the condensed consolidated statement of operations for the year then ended, combined with unaudited pro forma adjustments to reflect the June 5, 1998 acquisition by Emmis of substantially all the assets of radio station WQCD-FM from Tribune New york Radio, Inc. for an aggregate purchase price of approximately $141 million after adjustments.

    The unaudited pro forma condensed consolidated balance sheet as of February 28, 1998 is presented as if the acquisition had occurred on February 28, 1998. The unaudited pro forma condensed consolidated statement of operations for the year ended February
28, 1998 is presented as if the acquisition had occurred as of March 1, 1997.

    Preparation of the pro forma condensed consolidated financial information was based on assumptions deemed appropriate by management. The assumptions give effect to the acquisition under the purchase method of accounting in accordance with generally accepted accounting principles. The pro forma condensed consolidated financial information is unaudited and is not necessarily indicative of the results which actually would have occurred if the acquisition had been consummated at the beginning of the period presented, nor does it purport to represent the future financial position and results of operations for future periods. The pro forma information should be read in conjunction with the historical financial statements of Emmis Broadasting Corporation and Subsidiaries' Annual Report on Form 10-K for the year ended February 28, 1998.

                               -3-

            Emmis Broadcasting Corporation and Subsidiaries
        Unaudited Pro Forma Condensed Consolidated Balance Sheet
                          February 28, 1998
                        (Dollars in thousands)


                                        Emmis         Pro Forma
                                    (Historical) (1) Adjustments   Pro Forma
                                    -------------    -----------  ----------

Current Assets
Cash and cash equivalents               $5,785          $   -        $5,785
Accounts receivable, net                32,120              -        32,120
Prepaid expenses                         4,900              -         4,900
Current income tax receivable            4,968              -         4,968
Other                                    3,379              -         3,379
                                        ------           ----        ------
      Total current assets              51,152              -        51,152
                                        ------                       ------
Property and equipment, net             33,446          5,925 (2)    39,371
Intangible assets, net                 234,558        197,475 (2)   432,033
Other assets, net                       14,232              -        14,232
                                       -------        -------       -------
      Total assets                    $333,388       $203,400      $536,788
                                       =======        =======       =======

Current Liabilities:
  Current maturities of
    long-term debt                      $   51         $    -        $   51
  Accounts payable                      13,140              -        13,140
  Accrued salaries and commissions       2,893              -         2,893
  Accrued interest                       2,421              -         2,421
  Deferred revenue                       7,985              -         7,985
  Other current liabilities              1,579          7,000 (2)     8,579
                                        ------         ------        ------
      Total current liabilities         28,069          7,000        35,069

Long-term debt, net of
  current maturities                   231,371        141,000 (2)   372,371
Other noncurrent liabilities               604              -           604
Minority interest                        1,875              -         1,875
Deferred income taxes                   26,259         55,400 (2)    81,659
                                       -------         ------        ------
      Total liabilities                288,178        203,400       491,578
                                       -------         ------        ------
Shareholders' Equity:
  Class A Common Stock                      84              -            84
  Class B Common Stock                      26              -            26
  Additional paid-in capital            72,753              -        72,753
  Accumulated deficit                  (27,653)             -       (27,653)
                                       -------           ----       -------
      Total shareholders' equity        45,210              -        45,210
                                       -------           ----       -------
      Total liabilities and
        shareholders' equity          $333,388       $203,400      $536,788
                                       =======       ========       =======

                                     -4-
-------------

(1) Derived from the Company's February 28, 1998 audited consolidated balance sheet included in its February 28, 1998 Form 10-K.

(2) Reflects the acquisition of substantially all of the assets of radio station WQCD-FM in New York City for an assumed cash purchase price of $141.0 million plus $7.0 million of net current liabilities assumed and $55.4 million of deferred tax liabilities resulting from the transaction. The funding of the purchase price reflects $141.0 million in borrowings under the Company's credit facility. Acquisition costs have been allocated to property and equipment at 100% of predecessor company's carrying value at December 28, 1997. The remaining residual purchase price is allocated to broadcast licenses.

                                     -5-

              Emmis Broadcasting Corporation and Subsidiaries
     Unaudited Pro Forma Condensed Consolidated Statement of Operations
                  For the Year Ended February 28, 1998
             (Dollars in thousands, except per share data)


                                       Emmis (1)   Pro Forma
                                    (Historical)  Adjustments      Pro Forma
                                    -----------   -----------      ----------
Net broadcasting revenues               $125,855    $6,773  (2)     $132,628
Broadcasting operating expenses           67,646     3,570  (2)       71,216
Publication and other revenue,
  net of operating expenses                1,204         -             1,204
International business
  development expenses                       999         -               999
Corporate expenses                         6,846         -             6,846
Time brokerage fee                         5,667    (5,667) (2)            -
Depreciation and amortization              7,536     5,783  (3)       13,319
Noncash compensation                       4,882         -             4,882
                                         -------     -----            ------
Operating income (loss)                   33,483     3,087            36,570
                                         -------     -----            ------
Other income (expense):
  Interest expense                       (13,772)  (11,193) (4)      (24,965)
  Loss on donation of radio station       (4,833)        -            (4,833)
  Other income, net                            6         -                 6
                                         -------    ------           -------
      Total other income (expense)       (18,599)  (11,193)          (29,792)
                                         -------    ------           -------
Income (loss) before income taxes         14,884    (8,106)            6,778

Provision (benefit) for income taxes       5,900    (3,242) (5)        2,658
                                         -------   -------          --------
Net income (loss)                        $ 8,984   ($4,864)           $4,120
                                         =======   =======          ========
Basic net income (loss) per share          $ .82                       $ .38
                                          ======                      ======
Diluted net income (loss) per share        $ .79                       $ .36
                                          ======                      ======
Weighted average common
  shares outstanding:
    Basic                             10,903,333                  10,903,333
    Diluted                           11,377,765                  11,377,765


                                     -6-
---------------
(1) Derived from the Company's audited consolidated statement of operations for the year ended February 28, 1998 included in the Company's February 28, 1998 Form 10-K. Starting in July 1997 and until the purchase of the station was completed, the Company operated the station pursuant to a time brokerage agreement under which the Company paid the Seller a monthly fee of approximately $700,000. As a result, the operating results of WQCD-FM were included in the Company's operating results beginning July 1, 1997.

(2)  Represents the historical operating results of WQCD-FM in New York
     City for the period from March 1, 1997 to June 30, 1997. Actual operating results for the period from July 1, 1997 to February 28, 1998 are reflected in historical operations because the Company began operating the station on July 1, 1997 under a time brokerage agreement. The time brokerage fees for pro forma purposes have been eliminated.

(3) Reflects pro forma depreciation of property and equipment and amortization expense for the year ended February 28, 1998 resulting from the acquisition cost of the station.

(4) Pro forma interest expense reflects additional interest expense at an average interest rate of 7.938% resulting from $141 million additional borrowings under the Company's existing credit facility related to the acquisition.

(5) Calculated assuming an effective tax rate of approximately 40% on all adjustments.

                               SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             EMMIS BROADCASTING CORPORATION


Date: June 19, 1998                             By:    /s/ Howard L. Schrott
                                                      ------------------------
                                                         Howard L. Schrott
                                                         Vice President, Chief
                                                         Financial Officer and
                                                         Treasurer